EXHIBIT 10.3

EXECUTION COPY
TERMINATION AGREEMENT

(Management Services Agreement)

This Termination Agreement (this “Termination Agreement”) is made as of April 1, 2011, among Thermon Industries, Inc., a Texas corporation, (the “Company”), CHS Management V LP, a Delaware limited partnership (“CHS V”), Thompson Street Capital Manager LLC, a Delaware limited liability company (“TSCP”), Crown Investment Series LLC – Series 4, a Delaware series limited liability company (“Crown”), and Star Investment Series LLC – Series 1, a Delaware series limited liability company (“Star” and, together with CHS V, TSCP and Crown, the “Advisors”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Management Agreement (defined below).

WHEREAS, the Company and the Advisors are parties to that certain Management Services Agreement, dated as of April 30, 2010 (the “Management Agreement”);

WHEREAS, Thermon Group Holdings, Inc., which indirectly holds all of the outstanding capital stock of the Company, is currently taking certain preliminary actions to sell shares of its common stock to the public in an initial public offering (the “IPO”), including the filing of  a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission; and

WHEREAS, the Company and the Advisors desire to terminate the Management Agreement in connection with the IPO.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and provisions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1. Effective upon the consummation of the IPO, the Management Agreement, and all rights, obligations and benefits pertaining thereto, are hereby terminated; provided, however, that the following provisions shall survive such termination in accordance with their respective terms: (i) Section 3(a) (Advisory Fees), but only to the extent such provision relates to the reimbursement by the Company of any out-of-pocket expenses incurred by the Advisors in connection with services previously rendered by the Advisors pursuant to the Management Agreement; (ii) Section 5 (Liability); and (iii) Section 6 (Indemnity).  Prior to the consummation of the IPO, this Termination Agreement shall have no force or effect.

2. In consideration of this Termination Agreement and the termination of the Company’s obligation to pay Advisory Payments to the Advisors, concurrent with the consummation of the IPO and effectiveness of this Termination Agreement, the Company shall pay a termination fee to the Advisors in an aggregate amount of $7,356,757 by wire transfer of immediately available funds, distributed as follows:  $5,032,570 payable to CHS V, $1,159,936 payable to TSCP, $1,107,906 payable to Crown and $56,345 payable to Star.

3. This Termination Agreement shall be governed by the laws of the State of Delaware without regard to any conflict of law or choice of law provisions.

4. This Termination Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and replaces any prior negotiations and agreements among the parties hereto, whether written or oral, and cannot be amended without the express written consent of the parties hereto.

5. This Termination Agreement may be executed in any number of counterparts, each of which is deemed to be an original, but all of which together constitute one and the same instrument.

6. This Termination Agreement shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first written above.

THERMON INDUSTRIES, INC.

By: /s/ Rodney Bingham Name: Rodney Bingham Title: President

CHS MANAGEMENT V LP	CROWN INVESTMENT SERIES LLC – SERIES 4

By: CHS Capital LLC,	By: Longview Asset Management LLC,
its General Partner	its Manager

By: /s/ Marcus George Name: Marcus George Title: Partner	By: /s/ James A Star Name: James A Star Title: President

THOMPSON STREET CAPITAL MANAGER LLC	STAR INVESTMENT SERIES LLC – SERIES 1

By: /s/ James A Cooper Name: James A Cooper Title: Sr. Managing Partner	By: /s/ James A Star Name: James A Star Title: Manager

[Signature Page to MSA Termination Agreement]